UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 15, 2011

 Daktronics, Inc.
(Exact name of registrant as specified in its charter)

South Dakota	0-23246	46-0306862
(State or other jurisdiction	(Commission	(I.R.S. Employer
Incorporation or organization)	File Number)	Identification Number)

201 Daktronics Drive
Brookings, SD  57006
(Address of principal executive office) (zip code)

(605) 692-0200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K contains both historical and forward-looking statements that involve risks, uncertainties and assumptions. The statements contained in this report that are not purely historical are forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, including statements regarding our expectations, beliefs, intentions and strategies for the future. These statements appear in a number of places in this Report and include all statements that are not historical statements of fact regarding our intent, belief or current expectations with respect to, among other things: (i) our financing plans; (ii) trends affecting our financial condition or results of operations; (iii) our growth strategy and operating strategy; (iv) the declaration and payment of dividends; (v) the timing and magnitude of future contracts; (vi) parts shortages and longer lead times; (vii) fluctuations in margins; and (viii) the introduction of new products and technology. The words “may,” “would,” “could,” “should,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend,” “plans” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, many of which are beyond our ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors discussed herein, including those discussed in detail in our filings with the Securities and Exchange Commission, including in our Annual Report on Form 10-K for the fiscal year ended May 1, 2011 in the section entitled “Item 1A. Risk Factors”

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

(a)           On November 15, 2011, Daktronics, Inc. (the “Company”) entered into a Tenth Amendment to Loan Agreement (the “Amendment”) and a related Renewal Revolving Note (the “Renewal Note”) with U.S. Bank National Association (the “Bank”).  The Amendment and the Renewal Note amend the Company’s original Loan Agreement and Revolving Note dated October 14, 1998 with the Bank (collectively, the “Original Credit Facility”). (The Original Credit Facility, as subsequently amended (including by the Amendment and the Renewal Note) are collectively referred to as the “Credit Facility”).  The Amendment and the Renewal Note extend the maturity date of the Credit Facility from November 15, 2011 to November 15, 2012; extend the date of final expiration for outstanding letters of credit from November 15, 2011 to November 15, 2014 in the case of letters of credit not exceeding $500,000, to November 15, 2013 in the case of letters of credit not exceeding $5,000,000, and to November 15, 2012 in the case of all other letters of credit; and eliminate the covenant not to pay dividends or otherwise make stock distributions or redemptions in excess of the Company’s current year’s net profit after tax.  The balance of letters of credit outstanding as of November 15, 2011 was approximately $3 million.  The Credit Facility remains unsecured. There were no other advances outstanding as of November 15, 2011.

As a result of the strong cash position of the Company, the Company determined that it was appropriate to not make any material changes to the Credit Facility.  As of October 30, 2011, the Company had approximately $90 million of available and unrestricted cash and marketable securities, which it feels diminishes the need for a larger credit facility or other material amendments to the Credit Facility, although this situation could change.

Also on November 15, 2011, the Company entered into a Second Amendment to Loan Agreement (the “BoA Amendment”) and a related Revolving Note (the “BoA Note”) with Bank of American, N.A. (“BoA”).  The BoA Amendment and the BoA Note amend the Company’s Loan Agreement and Revolving Note dated December 23, 2010 with BoA (the “Original BoA Loan”).  (The Original BoA Loan, as subsequently amended (including by the BoA Amendment and the BoA Note) are collectively referred to as the “BoA Credit Facility”).  The BoA Amendment and the BoA Note increase the principal amount of the BoA Credit Facility from $10,000,000 to $20,000,000 and otherwise conform the terms of the BoA Credit Facility to the terms of the Credit Facility.  The BoA Credit Facility is intended to support the Company’s credit needs outside of the United States, particularly in China.  It includes facilities for letters of credit and bank guarantees and to secure foreign loans. The BoA Credit Facility remains unsecured.  As of November 15, 2011, there was approximately $3.1 million in advances outstanding and less than $1.0 million in bank guarantees outstanding under the BoA Credit Facility.

The foregoing description of the Amendment, the Renewal Note, the BoA Amendment and the BoA Note is qualified in its entirety by reference to such documents, copies of which are filed as Exhibits 10.1, 10.2, 10.5 and 10.6 to this Current Report on Form 8-K and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)           The following exhibits are filed with this Form 8-K:

10.1	Tenth Amendment to Loan Agreement dated November 15, 2011 by and between the Company and the Bank.
10.2	Renewal Revolving Note dated November 15, 2011 issued by the Company to the Bank.
10.3	Loan Agreement dated December 23, 2010 by and between BoA and the Company.
10.4	First Amendment to Loan Agreement dated February 1, 2011 by and between BoA and the Company.
10.5	Second Amendment to Loan Agreement dated November 15, 2011 by and between BoA and the Company.
10.6	Revolving Note dated November 15, 2011 issued by the Company to BoA.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DAKTRONICS, INC.

By: /s/ William R. Retterath
William R. Retterath, Chief Financial Officer
Date: November 17, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	Tenth Amendment to Loan Agreement dated November 15, 2011 by and between the Company and the Bank.
10.2	Renewal Revolving Note dated November 15, 2011 issued by the Company to the Bank.
10.3	Loan Agreement dated December 23, 2010 by and between BoA and the Company.
10.4	First Amendment to Loan Agreement dated February 1, 2011 by and between BoA and the Company.
10.5	Second Amendment to Loan Agreement dated November 15, 2011 by and between BoA and the Company.
10.6	Revolving Note dated November 15, 2011 issued by the Company to BoA.